Exhibit 99.1

XG TECHNOLOGY CLOSES $3,500,000 PUBLIC OFFERING

Sarasota, Florida—February 14, 2017—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leading provider of wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for critical communications, today announced the closing of its previously announced underwritten public offering of 1,750,000 shares of its common stock and warrants to purchase up to an aggregate of 1,312,500 shares of its common stock at a combined offering price of $2.00 per share and related warrant. The warrants have a per share exercise price of $2.00, are exercisable immediately and will expire five years from the date of issuance.

Gross proceeds to xG Technology, Inc. from this offering are approximately $3,500,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from this offering for working capital and to fund other general corporate purposes, including funding the costs of operating as a public company. The Company may also use a portion of the proceeds to cover the remaining portion of its obligations in respect of its recent acquisition of Vislink Communications Systems.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The securities described above were offered by the Company pursuant to a registration statement (File No. 333-197820) filed with the Securities and Exchange Commission (the “SEC”) that was declared effective on August 21, 2014, as supplemented by the final prospectus supplement dated February 8, 2017 and filed with the SEC on February 10, 2017. The registration statement and final prospectus are available on the SEC’s website located at http://www.sec.gov/.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About xG Technology, Inc.

xG Technology’s brands provide wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for use in challenging environments. Their focus is delivering communications technologies that provide enhanced levels of reliability, mobility, performance and efficiency to customer business operations and missions. xG’s brand portfolio includes Integrated Microwave Technologies (IMT), Vislink, and xMax.

IMT has pioneered advanced digital microwave systems and is a trusted supplier to broadcast, sports and entertainment, and MAG (Military, Aerospace & Government) markets. Their products are recognized for their high level of performance, reliability, build quality, extended operating ranges and compact form factors. More information about IMT can be found at www.imt-solutions.com. Vislink specializes in the wireless capture, delivery and management of secure, high-quality, live video, and serves broadcast & media and public safety & surveillance markets. More information about Vislink can be found at http://www.vislink.com/.

xMax is a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. xMax was specifically designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations. This makes it a compelling solution for disaster response, emergency communications, and defense applications. More information about xMax can be found at http://www.xgtechnology.com/products/.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035